                                                                    EXHIBIT 10.2



                            STOCK PURCHASE AGREEMENT

                                     among

                         LHS GROUP HOLDING CORPORATION,

                       GENERAL ATLANTIC PARTNERS 31, L.P.

                                      and

                        GAP COINVESTMENT PARTNERS, L.P.


                             Dated:  July 15, 1996

                               TABLE OF CONTENTS

                                                                  Page

ARTICLE 1  DEFINITIONS..........................................     1

     1.1   Definitions..........................................     1
     1.2   Accounting Terms; Financial Statements...............     5

ARTICLE 2  PURCHASE AND SALE OF COMMON STOCK....................     5

     2.1   Purchase and Sale of Common Stock....................     5
     2.2   Closing..............................................     5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE
           COMPANY..............................................     5

     3.1   Corporate Existence and Power........................     5
     3.2   Authorization; No Contravention......................     6
     3.3   Governmental Authorization; Third Party Consents.....     6
     3.4   Binding Effect.......................................     6
     3.5   Litigation...........................................     7
     3.6   Compliance with Laws.................................     7
     3.7   Capitalization.......................................     7
     3.8   No Default or Breach.................................     7
     3.9   Financial Statements.................................     8
     3.10  No Material Adverse Change...........................     8
     3.11  Private Offering.....................................     8
     3.12  Intellectual Property................................     8
     3.13  Broker's, Finder's or Similar Fees...................     8

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE
           PURCHASERS...........................................     9

     4.1   Existence and Power..................................     9
     4.2   Authorization; No Contravention......................    10
     4.3   Governmental Authorization; Third Party Consents.....    10
     4.4   Binding Effect.......................................    10
     4.5   Purchase for Own Account.............................    10
     4.6   Broker's, Finder's or Similar Fees...................    11

ARTICLE 5  CONDITIONS TO THE OBLIGATIONS OF
           THE PARTIES TO CLOSE.................................    11

     5.1   No Injunction........................................    12


     5.2   Regulatory Authorizations............................    12

ARTICLE 6  CONDITIONS TO THE OBLIGATION OF
           THE PURCHASERS TO CLOSE..............................    12

     6.1   Representations and Warranties.......................    12
     6.2   Compliance with this Agreement.......................    12
     6.3   Secretary's Certificate..............................    12
     6.4   Officer's Certificate................................    13
     6.5   Filing of Amendment to Certificate of Incorporation..    13
     6.8   Approval of Counsel to the Purchasers................    13
     6.9   Purchased Shares.....................................    13
     6.10  Repurchase of Common Stock...........................    14
     6.11  Audited Financial Statements.........................    14
     6.12  1996 Budget..........................................    14

ARTICLE 7  CONDITIONS TO THE OBLIGATION OF
           THE COMPANY TO CLOSE.................................    14

     7.1   Representations and Warranties.......................    14
     7.2   Compliance with this Agreement.......................    14
     7.3   General Partners' Certificates.......................    14
     7.4   Stockholders Agreement...............................    15
     7.6   Approval of Counsel to the Company...................    15
     7.7   Payment of Purchase Price............................    15

ARTICLE 8  MISCELLANEOUS........................................    15

     8.1   Survival of Representations and Warranties...........    15
     8.2   Notices..............................................    15
     8.3   Successors and Assigns; Third Party Beneficiaries....    17
     8.4   Amendment and Waiver.................................    17
     8.5   Counterparts.........................................    17
     8.6   Headings.............................................    17
     8.7   Governing Law........................................    17
     8.8   Severability.........................................    18
     8.9   Rules of Construction................................    18
     8.10  Entire Agreement.....................................    18
     8.11  Fees and Expenses....................................    18
     8.12  Publicity............................................    18
     8.13  Further Assurances...................................    18
     8.14  Confidentiality......................................    18

EXHIBITS

A           Amendment to Certificate of Incorporation
B           Form of Stockholders Agreement
C           Form of Registration Rights Agreement

SCHEDULES

2.1         Purchased Shares and Purchase Price
3.3         Governmental Authorizations; Third Party Consents
3.5         Litigation
3.7         Capitalization
3.8         Defaults or Breaches of Contractual Obligations
3.10        Transactions Outside the Ordinary Course of Business
3.12(a)     Intellectual Property Not Owned or Licensed
3.12(c)     Intellectual Property Litigation

                            STOCK PURCHASE AGREEMENT

     AGREEMENT, dated July   , 1996 (this "Agreement"), among LHS Group Holding
                           --
Corporation, a Delaware corporation (the "Company"), General Atlantic Partners 31, L.P., a Delaware limited partnership ("GAP 31"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP 31, the "Purchasers").

     WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated December 22, 1995 (the "Preferred Stock Purchase Agreement"), among the Company, General Atlantic Partners 23, L.P., a Delaware limited partnership ("GAP 23"), and GAP Coinvestment (a) GAP 23 purchased from the Company an aggregate of 193,890 shares, par value $.01 per share, of Series A Convertible Preferred Stock of the Company (the "Preferred Stock") and (b) GAP Coinvestment purchased from the Company an aggregate of 31,110 shares of Preferred Stock, each of which shares of Preferred Stock is convertible (subject to adjustment) into one (1) share, par value $.01 per share, of the Company (this "Common Stock") and all of which shares of Preferred Stock are convertible (subject to adjustment) into an aggregate of 225,000 shares of Common Stock; and

     WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP 31, for an aggregate purchase price of $8,605,514.24, an aggregate of 80,096 shares of Common Stock and (b) GAP Coinvestment, for an aggregate purchase price of $1,394,786.08, an aggregate of 12,982 shares of Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule
      ---------
12b-2 of the General Rules and Regulations under the Exchange Act.

     "Agreement" means this Agreement as the same may be amended, supplemented
      ---------
or modified in accordance with the terms hereof.

     "Board of Directors" means the Board of Directors of the Company.
      ------------------

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in the State of New York are authorized or required by law or executive order to close.

     "By-laws" means the by-laws of the Company, as the same may have been
      -------
amended from time to time and as in effect as of the Closing Date.

     "Capital Lease Obligations" of any Person shall mean, as of the date of
      -------------------------
determination, the obligations of such Person with respect to any lease of property, real or personal, which obligations are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

     "Certificate of Incorporation" means the Certificate of Incorporation of
      ----------------------------
the Company, as the same may have been amended from time to time and as in effect as of the Closing Date.

     "Closing" has the meaning set forth in Section 2.2.
      -------

     "Closing Date" means the date specified in Section 2.2.
      ------------

     "Commission" means the Securities and Exchange Commission or any similar
      ----------
agency then having jurisdiction to enforce the Securities Act.

     "Common Stock" means Common Stock, par value $.01 per share, of the
      ------------
Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

     "Common Stock Equivalents" means any security or obligation which is by its
      ------------------------
terms convertible into or exchangeable for shares of Common Stock, including, without limitation, the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to shares of Common Stock.

     "Condition of the Company" means the assets, business, properties,
      ------------------------
operations or financial condition of the Company and the Subsidiaries, taken as a whole.

     "Contractual Obligations" means as to any Person, any provision of any
      ------------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations of the Commission thereunder.

     "GAAP" means United States generally accepted accounting principles in
      ----
effect from time to time.

     "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited
      -------
liability company and the general partner of GAP 23 and GAP 31, and any successor to such entity.

     "GAP Coinvestment" has the meaning assigned to such term in the recital to
      ----------------
this Agreement.

     "GAP 31" has the meaning assigned to such term in the recital to this
      ------
Agreement.

     "GAP 23" has the meaning assigned to such term in the recital to this
      ------
Agreement.

     "Governmental Authority" means the government of any nation, state, city,
      ----------------------
locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case exercising jurisdiction over any of the parties to this Agreement.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

     "Major Stockholders" has the meaning set forth in the Stockholders
      ------------------
Agreement.

     "Person" means any individual, firm, corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity o any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Stock" has the meaning assigned to such term in the recital to
      ---------------
this Agreement.

     "Preferred Stock Purchase Agreement" has the meaning assigned to such term
      ----------------------------------
in the recital to this Agreement.

     "Purchased Shares" has the meaning set forth in Section 2.1 of this
      ----------------
Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement,
      -----------------------------
dated the date hereof, among the Company, GAP 23, CAP 31, GAP Coinvestment and the stockholders named therein, substantially in the form attached hereto as

Exhibit C.
---------

     "Requirements of Law" means, as to any Person, any law, statute, treaty,
      -------------------
rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission thereunder.

     "Stockholders Agreement" means the Amended and Restated Stockholders
      ----------------------
Agreement, dated the date hereof, among the Company, GAP 23, GAP 31, GAP Coinvestment and the stockholders named therein, substantially in the form attached hereto as Exhibit B.
                   ---------

     "Subsidiaries" means, as to any Person, a corporation, partnership, limited
      ------------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or Persons performing similar functions) of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Transaction Documents" means collectively, this Agreement, the
      ---------------------
Stockholders Agreement and the Registration Rights Agreement.

     1.2  Accounting Terms; Financial Statements.  All accounting terms used
          --------------------------------------
herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                   ARTICLE 2

                       PURCHASE AND SALE OF COMMON STOCK
                       ---------------------------------

     2.1  Purchase and Sale of Common Stock.  Subject to the terms and
          ---------------------------------
conditions herein set forth, the Company agrees to issue and sell to the Purchasers, and each of the Purchasers agrees that it will purchase from the

Company, on the Closing Date, the aggregate number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the aggregate
                                        ------------
purchase price set forth opposite such Purchaser's name on Schedule 2.1 herein
                                                           ------------
(all of the shares of Common Stock being purchased pursuant hereto being referred to herein as "Purchased Shares").

     2.2  Closing.  The purchase and issuance of the Purchased Shares (the
          -------
"Closing") shall take place at the Offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the date hereof (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser a stock certificate representing the Purchased Shares being purchased by such Purchaser against delivery by the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds representing payment in full by such Purchaser for such Purchased Shares.

                                   ARTICLE 3

                  REPRESENTATION AND WARRANTIES OF THE COMPANY
                  --------------------------------------------

     The Company represents and warrants to the Purchasers as follows:

     3.1  Corporate Existence and Power.  Each of the Company and each of the
          -----------------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and
(c) is duly qualified or otherwise authorized as a foreign corporation or organization, as the case may be, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

     3.2  Authorization: No Contravention.  The execution, delivery and
          -------------------------------
performance by the Company of this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the Purchased Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any partnership agreement, operating agreement (or comparable governing organizational documents), or any amendment of any thereof, of any of the Subsidiaries; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company or any of the Subsidiaries, or any Requirement of Law applicable to the Company or any of the Subsidiaries, except for such violation, conflict, breach, contravention or Lien which would not reasonably be expected to have a material adverse affect on the Condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or any of the Subsidiaries, except for such violation which would not have a material adverse effect on the Condition of the Company.

     3.3  Governmental Authorization; Third Party Consents.  Except as set forth
          ------------------------------------------------
on Schedule 3.3, no approval, consent, compliance, exemption, authorization or
   ------------
other action by, or notice to, or filing with (collectively, an "Approval"), any Governmental Authority in respect of any Requirement of Law or any Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents or the Transactions contemplated hereby or thereby, except where the failure to obtain such Approval would not reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.4  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     3.5  Litigation.  Except as set forth on Schedule 3.5, there are no legal
          ----------                          ------------
actions, suits, proceedings, claims, complaints, disputes or government investigations or, to the knowledge of the Company pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of the Subsidiaries which would, if adversely determined, reasonably be expected to have a material adverse effect on (a) the Condition of the Company or (b) the ability of the Company to perform its obligations under this Agreement and each of the other Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company or any of the Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

     3.6  Compliance with Laws.  The Company and the Subsidiaries are in
          --------------------
compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or any of the Subsidiaries in all material respects, except to the extent that the failure to comply with such Requirements of Law or Orders would not reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.7  Capitalization.  On the Closing Date, after giving effect to the
          --------------
transactions contemplated by this Agreement, the authorized capital stock of the

Company shall consist of (i) 2,000,000 shares of Common Stock, of which 868,078 shares shall be issued and outstanding and (ii) 225,000 shares of Preferred Stock, all of which shall be outstanding and issued to GAP 23 and GAP Coinvestment. Schedule 3.7 sets forth a true and complete list of the
               ------------
stockholders of the Company as they will be on the Closing Date and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents which will be owned by such stockholder on the Closing Date. Except for the Preferred Stock and as otherwise described herein, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire
(i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Common Stock Equivalents or (iii) other securities of the Company. The Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws.

     3.8  No Default or Breach.  Except as set forth in Schedule 3.8, neither
          --------------------                          ------------
the Company nor any of the Subsidiaries has received notice of or is in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would reasonably be expected to have a material adverse effect on the Condition of the Company. To the knowledge of the Company, no other party to any Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder, except for such defaults which would not have a material adverse effect on the Condition of the Company. Except as set forth on Schedule 3.8, there exists no actual or, to the knowledge
                       ------------
of the Company, threatened termination, cancellation, limitation or modification or change in any Contractual Obligation, except for such termination, cancellation, limitation, modification or change which would not have a material adverse effect on the Condition of the Company.

     3.9  Financial Statements.  The Company has delivered to the Purchasers the
          --------------------
audited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statements of operations, cash flows and stockholders' equity, together with the notes thereto) for the fiscal year ended and as of December 31, 1995 (the "Audited Financial Statements"), and the unaudited consolidated financial statements of the Company and its Subsidiaries (balance sheet and statement of operations and cash flows) for the three (3) months ended and as of March 31, 1996 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the Unaudited Financial Statements do not contain footnotes or typical year-end adjustments. The Financial Statements fairly present the consolidated financial position, operating results and cash flows of the Company and the Subsidiaries as of the respective dates and for the respective periods indicated, subject, in the case of Unaudited Financial Statements, to normal year-end adjustments.

     3.10 No Material Adverse Change.  Except as described on Schedule 3.10,
          --------------------------                          -------------
since December 22, 1995, there has not occurred any event or events, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.11 Private Offering.  No form of general solicitation of general
          ----------------
advertising was used by the Company or its respective representatives in connection with the offer or sale of the Purchased Shares. Assuming the accuracy of the representations and warranties of the Purchasers set forth in
Section 4.5, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares.

     3.12 Intellectual Property.
          ---------------------

          (a) Except as set forth on Schedule 3.12(a), the Company and each
                                     ----------------
Subsidiary owns or is licensed or otherwise has the right to use, and will continue to do so on identical terms immediately following the Closing, all of the trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchises and other rights, all products, processes and methods, computer software, computer programs and similar intangible assets (collectively, "Intellectual Property") that are necessary for the operation of its business substantially as presently conducted, free and clear of all Liens, except for the failure to have such rights which does not have a material adverse effect on the Condition of the Company or such Liens which do not have a material adverse effect on the Condition of the Company.

          (b) Either the Company or the Subsidiaries has all exclusive rights to use BSCS and ICC and the exclusive user and marketing rights, including patents, if any, with regard to any use of SICAP outside the telecommunications area except to the extent that the Company or any of the Subsidiaries has granted to other Persons a right to use such software products pursuant to written licenses.

          (c) Except as set forth on Schedule 3.12(c), to the knowledge of the
                                     ----------------
Company, no litigation is pending and no claim has been made against the Company or any of the Subsidiaries or is threatened, contesting the right of the Company or any of the Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of the Subsidiaries which would, if adversely determined, reasonably be expected to have a material adverse effect on the Condition of the Company.

     3.13 Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or any of the Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of the Subsidiaries or any action taken by any such Person.

                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

     Each Purchaser hereby represents and warrants (severally as to itself and not jointly) to the Company as to itself as follows:

     4.1  Existence and Power.  Such Purchaser (a) is a partnership duly
          -------------------
organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

     4.2  Authorization:  No Contravention.  The execution, delivery and
          --------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares, (a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser, except for such violation, conflict, breach, contravention or Lien which would not have a material adverse effect on the business, properties, operations or financial condition of such Purchaser.

     4.3  Governmental Authorization:  Third Party Consents.  No approval,
          -------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents or the transactions contemplated hereby or thereby.

     4.4  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5  Purchase for Own Account.  The Purchasers are "accredited investors"
          ------------------------
as that term is defined in Rule 501 of Regulation D of the Securities Act. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and in accordance with the Stockholders Agreement.
Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE AMENDED
     AND RESTATED STOCKHOLDERS AGREEMENT, DATED JULY     , 1996, AMONG LHS GROUP
                                                     ----
     HOLDING CORPORATION, GENERAL ATLANTIC PARTNERS 23, L.P., GENERAL ATLANTIC PARTNERS 31, L.P., GAP COINVESTMENT PARTNERS, L.P., AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

     4.6  Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Purchasers, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchasers.

                                   ARTICLE 5

                         CONDITIONS TO THE OBLIGATIONS
                            OF THE PARTIES TO CLOSE
                            -----------------------

     The respective obligations of each of the Purchasers and the Company hereunder are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     5.1  No Injunction.  As of the Closing, there shall be no action, suit,
          -------------
proceeding or Order of any nature of any court or other Governmental Authority that is pending or in effect that challenges, restrains or prohibits the consummation of the purchase by the Purchasers of the Purchased Shares.

     5.2  Regulatory Authorizations.  All consents, approvals, authorizations
          -------------------------
and Orders of Governmental Authorities and other Persons in respect of all Requirements of Law shall have been obtained (a) which are necessary or required to consummate the transactions contemplated by Article 2 of this Agreement or
(b) which if not obtained would not be reasonably likely to subject the Purchasers, the Company or any of the Subsidiaries, or any officer, director, or agent of any such Person to criminal or material civil liability or could render the purchase by the Purchasers of the Purchased Shares void or voidable.

                                   ARTICLE 6

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE
                           --------------------------

     The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

     6.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date.

     6.2  Compliance with this Agreement.  The Company shall have performed and
          ------------------------------
complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

     6.3  Secretary's Certificate.  The Purchasers shall have received a
          -----------------------
certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement, each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

     6.4  Officer's Certificate.  The Purchasers shall have received a
          ---------------------
certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects at and on the Closing Date as if made on such date, except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

     6.5  Filing of Amendment to Certificate of Incorporation.  The Company
          ---------------------------------------------------
shall have duly filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware an amendment to the Certificate of Incorporation, substantially in the form attached hereto as Exhibit A.
                   ---------

     6.6  Stockholders Agreement.  The Company and the Major Stockholders shall
          ----------------------
have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.
                            ---------

     6.7  Registration Rights Agreement.  The Company and the Major Stockholders
          -----------------------------
shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                                             ---------

     6.8  Approval of Counsel to the Purchasers.  All actions and proceedings
          -------------------------------------
hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers.

     6.9  Purchased Shares.  The Company shall have delivered to the Purchasers
          ----------------
certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name of Schedule 2.1 hereto, registered in the
                                        ------------
name of such Purchaser.

     6.10 Repurchase of Common Stock.  Simultaneous with the Closing, the
          --------------------------
Company shall have purchased from Dieter Pfisterer an aggregate of 93,078 shares of Common Stock, constituting all of the shares of Common Stock owned by him, for an aggregate purchase price of $10,051,000.

     6.11 Audited Financial Statements.  The Audited Financial Statements shall
          ----------------------------
be in form and substance satisfactory to the Purchasers.

     6.12 1996 Budget.  The Company shall have delivered to the Purchasers a
          -----------
budget relating to the operations of the Company for the calendar year 1996, in form and substance satisfactory to the Purchasers.

                                   ARTICLE 7

                          CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE
                            -----------------------

     The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

     7.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Purchasers contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date, except to the extent that any representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date.

     7.2  Compliance with this Agreement.  The Purchasers shall have performed
          ------------------------------
and complied in all material respects with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

     7.3  General Partners' Certificates.  The Company shall have received a
          ------------------------------
certificate from the general partner of each of GAP 31 and GAP Coinvestment, in form and substance satisfactory to the Company, dated the Closing Date and signed by such general partner(s), certifying (a) as to the incumbency and specimen signature of each individual executing the Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Purchasers and (b) that (i) the representations and warranties of GAP 31 or GAP Coinvestment, as the case may be, contained in Article 4 hereof are true and correct in all material respects at and on the Closing Date as if made on such date, except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such date and (ii) GAP 31 or GAP

Coinvestment, as the case may be, has performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by GAP 31 or GAP Coinvestment, as the case may be, on or before the Closing Date.

     7.4  Stockholders Agreement.  Each of GAP 23, GAP 31 and GAP Coinvestment
          ----------------------
shall have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.
                               ---------

     7.5  Registration Rights Agreement.  Each of GAP 23, GAP 31 and GAP
          -----------------------------
Coinvestment shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                                                         --------

     7.6  Approval of Counsel to the Company.  All actions and proceedings
          ----------------------------------
hereunder and all documents required to be delivered by the Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been acceptable to Simpson Thacher & Bartlett, counsel to the Company.

     7.7  Payment of Purchase Price.  The Company shall have received the
          -------------------------
aggregate purchase price for the Purchased Shares.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

     8.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is forty-five days after the receipt by the Purchasers of the audited consolidated financial statements of the Company for the fiscal year ending December 31, 1996 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for Sections 3.1, 3.2, 3.4, 3.7, 4.1, 4.2 and 4.4, which representations and warranties shall survive until the third anniversary of the Closing Date.

     8.2  Notices.  All notices, demands and other communications provided for
          -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

          (a)  if to GAP 31 or GAP Coinvestment:

               c/o General Atlantic Service Corporation
               3 Pickwick Plaza
               Greenwich, Connecticut  06830
               Telecopy: (203) 622-8818
               Attention:  Mr. Stephen P. Reynolds
               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison
               1285 Avenue of the Americas
               New York, New York  10019-6064
               Telecopy: (212) 757-3990
               Attention: Mathew Nimetz, Esq.

          (b)  if to the Company:

               LHS Group Holding Corporation,
               115 West Perimeter Center Place
               Atlanta, Georgia  30346
               Telecopy: (770) 671-9791
               Attention: Mr. Hartmut Lademacher

               with a copy to:

               LHS Specifications
               Theodor-Heuss-Ring 52
               D 63128 Dietzenbach
               Federal Republic of Germany
               Telecopy: 6074-831-199
               Attention: Mr. Otto Wipprecht

               and

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, Now York  10017
               Telecopy: (212) 455-2502
               Attention:  George R. Krouse, Jr.

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

     8.3  Successors and Assigns; Third Party Beneficiaries.  This Agreement
          -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under this Agreement to any Person that directly or indirectly is controlled by or is under common control with either of the Purchasers. The Company may not assign any of their rights under this Agreement without the written consent of the Purchasers. Except as provided in this Section 8.3, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     8.4  Amendment and Waiver.
          --------------------

          (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given.

     8.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     8.6  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     8.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     8.8  Severability.  If any one or more of the provisions contained herein,
          ------------
or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     8.9  Rules of Construction.  Unless the context otherwise requires, "or" is
          ---------------------
not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

     8.10 Entire Agreement.  This Agreement, together with the exhibits and
          ----------------
schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     8.11 Fees and Expenses.  Each of the Company and the Purchasers shall bear
          -----------------
its own fees and expenses incurred in connection with the preparation of this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement

     8.12 Publicity.   Except as may be required by applicable law, none of the
          ---------
parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     8.13 Further Assurances.  Each of the parties shall execute such documents
          ------------------
and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

     8.14 Confidentiality.  No Purchaser shall disclose or use any confidential
          ---------------
information of or with respect to the Company, the Subsidiaries or the Major Stockholders, except for such confidential information that is (a) generally available to or known by the public, (b) was available to such Purchaser on a non-confidential basis prior to its disclosure or use from a source other than the Company, any of the Subsidiaries or any Major Stockholders, provided that
                                                                --------
such source is not and was not bound by a confidentiality agreement with the Company, any Subsidiary or any Major Stockholder, (c) has been independently acquired or developed by such Purchaser without violating any of such Purchaser's obligations under this Agreement or any other agreement executed in connection herewith, (d) is required by any Requirement of Law or the rules of any securities exchange or market to be disclosed by such Purchaser, (e) is waived in writing by the Company or the Major Stockholders or (f) is disclosed to a Person to whom Purchased Shares are transferred by the Purchasers in accordance with the Stockholders Agreement, provided that the Purchasers shall
                                            --------
not disclose confidential information or trade secrets to any competitors, or Persons who intend to become competitors, of the Company or any of the Subsidiaries. The obligations contained in this Section 8.14 shall survive termination or abandonment of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                LHS GROUP HOLDING CORPORATION

                                By: /s/ Hartmut Lademacher
                                    ------------------------------------
                                    Name:  Hartmut Lademacher
                                    Title:  CEO

                                GENERAL ATLANTIC PARTNERS 31, L.P.

                                By: GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                                By: /s/ Stephen P. Reynolds
                                    ------------------------------------
                                    Name:  Stephen P. Reynolds
                                    Title:  A Managing Member

                                GAP COINVESTMENT PARTNERS, L.P.

                                By: /s/ Stephen P. Reynolds
                                   -------------------------------------
                                   Name:  Stephen P. Reynolds
                                   Title:  A General Partner

                                                                    Schedule 2.1
                                                                    ------------

                      Purchased Shares and Purchase Price
                      -----------------------------------


                           Shares of Common Stock
Purchaser                Purchased from the Company          Purchase Price
---------                --------------------------          --------------


GAP 31                            80,096                     $ 8,605,514.24
GAP Coinvestment                  12,982                       1,394,786.08
Total:                            93,078                     $10,000,300.32

                                  SCHEDULE 3.3

                                      None

                                  SCHEDULE 3.5

Reference is made to the agreement between LHS AG and Hewlett-Packard (prime contractor to Telenor Mobil) concerning the implementation of BSCS for Telenor Mobil in Norway. The project is currently on hold and there is some probability that it might not be continued. There is a strong dispute between Hewlett-Packard and Telenor Mobil since February 1996 regarding who is responsible for the current status of the project. The situation has already been discussed in the Norwegian newspapers, therefore giving a few hints that the current situation might have been caused by some "political" discrepancies within Telenor Mobil.

Hewlett-Packard owes LHS AG, Zurich, (who is the subcontractor to Hewlett-Packard) roughly DM 5 million contract price. The parties are in negotiations as to how to solve the situation as all three parties want to avoid a lawsuit.

                                  SCHEDULE 3.7


                                         Shares

General Atlantic Partners 23, L.P.               193890 (Series A Convertible
                                                         Preferred Stock)
GAP Coinvestment Partners, L.P.                   31110 (Series A Convertible
                                                         Preferred Stock)
GAP Coinvestment Partners, L.P.                   12982

General Atlantic Partners 31, L.P.                80096

H. Lademacher                                    193676

Dr. J. Hertel                                    193676

M. Hellwig                                       100745

Dr. R. Zimmermann                                 93078

O. Wipprecht                                      50374

E. Czempiel                                       23249

W. Bobb                                           15500

J. Spengler                                        3874

Dr. W. Gaede                                       7750
                                             ----------
                                              1,000,000

                                  SCHEDULE 3.8

                                       I.

Reference is made to Schedule 3.5: After Hewlett-Packard received due notice from LHS to be in material breach of contract (referring to the agreement between LHS AG and Hewlett-Packard) and after Hewlett-Packard received a further notice from Telenor Mobil to be in material breach of contract (referring to the agreement between Hewlett-Packard and Telenor Mobil), Hewlett-Packard sent a due notice to LHS AG claiming a material breach of contract based on the allegations Telenor Mobile made in its notice to Hewlett-Packard.

                                      II.

Furthermore, reference is again made to Schedule 3.5: Hewlett-Packard today owes LHS AG a portion of the contract price of roughly DM 5 million and therefore, from LHS AG's point of view, is in default of a Contractual Obligation resulting from the agreement between Hewlett-Packard and LHS AG.

Finally, Hewlett-Packard is in default under the same agreement with regard to the further implementation of the project due to the fact Telenor Mobile stopped the implementation of the project.

                                      III.

Omnitel Pronto Italia S.p.A. is in default with the settlement of several invoices two of them already resulting from August 1995 and having become due in October/November 1995. Omnitel does not claim withholding rights or any offsetting rights against the amounts due. Instead, it seems to be the typical south European payment behaviour. LHS AG addressed this issue in a meeting on July 4, 1996 and Omnitel promised to settle the open invoices.

                                      IV.

Apart from the above mentioned situation the parties of the Agreement have the common understanding the normal delay with regard to Contractual Obligations - whether the Company, any Subsidiary or any other party is under delay insofar - is not deemed to be a default or breach under this Agreement. This especially, however, is not restricted to, refers to situations where Subsidiaries shall adhere to very tight time schedules in customer contracts or where it is "part of the cultural background" of customers to observe payment terms or obligations to contribute not very strictly at all (e.g. Southern Europe, India, Malaysia and so on).

                                 SCHEDULE 3.10

                                      None

                                SCHEDULE 3.12(A)

LHS Lademacher and Hertel Software Lizenz AG, Zug, Switzerland, may not be entitled to use the abbreviation "LHS" due to the fact that there exists a lease company in Zug, Switzerland (formed before LHS Lademacher and Hertel Software Lizenz AG), also having the abbreviation "LHS" in its company name.


                                SCHEDULE 3.12(C)


The Company and the Subsidiaries may not license BSCS for operational use in Italy before August 1997 (due to an agreement with Omnitel).